UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 19, 2006

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets

On July 19, 2006, WPCS International Incorporated (the “Company”), acquired Southeastern Communication Service, Inc. of Sarasota, Florida (“SECS”). The purchase price was $1,800,000 in cash and 200,288 shares of common stock of the Company having a value of $1,400,000. SECS was acquired pursuant to a Stock Purchase Agreement among WPCS International Incorporated, SECS and the shareholders of SECS, dated as of July 19, 2006. In connection with the acquisition, NECS entered into employment agreements and a consulting agreement with certain officers or former officers of SECS.

SECS is a provider of specialty communication systems and has deployed wireless networks for many corporate, government and educational clients including the National Oceanic and Atmospheric Administration (NOAA), Verizon, BellSouth, Comcast, Time Warner, University of Florida and Puerto Rico Telephone.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Stock Purchase Agreement, dated as of July 19, 2006, by and among WPCS International Incorporated, SECS, and the shareholders of SECS

10.2	Registration Rights Agreement, dated as of July 19, 2006, by and among WPCS International Incorporated, SECS, and the shareholders of SECS

99.1	Registration Rights Agreement, dated as of July 19, 2006, by and among WPCS International Incorporated, SECS, and the shareholders of SECS

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Title President

Dated: July 20, 2006

3